IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: FREEPORT-MCMORAN COPPER & GOLD INC. DERIVATIVE LITIGATION	) )	C.A. No. 8145-VCN

NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice. This is not a solicitation from a lawyer.

TO:
All persons and entities who or which held common stock of Freeport-McMoRan Inc., formerly named Freeport-McMoRan Copper & Gold Inc. (“Freeport” or the “Company”) as of the close of business on January 15, 2015 (“Freeport Stockholders”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned consolidated stockholder derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). If the Settlement is approved by the Court, and subject to other conditions of the Settlement being satisfied, an aggregate amount of $137.5 million, less Plaintiffs’ Counsel’s attorneys’ fees and expenses as awarded by the Court, will be distributed as a special dividend to be declared by the Freeport Board and made to Freeport stockholders at the time of the issuance of Freeport’s next regularly scheduled quarterly dividend announced after the Escrow Amount is paid to Freeport and the attorneys’ fee and expense award is paid to Plaintiffs’ Counsel and such fee and expense award has become Final. A description of the terms of the Settlement is set forth in paragraph 26 below.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR FREEPORT STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND FREEPORT STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

If you are a nominee who or which held Freeport common stock as of the close of business on January 15, 2015 for the benefit of another, please read the section below entitled “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.”

WHAT IS THE PURPOSE OF THIS NOTICE?

1.
The purpose of this Notice is to inform Freeport Stockholders about: (a) the pendency of the Action; (b) the proposed Settlement, subject to Court approval, on the terms and conditions set forth in the Stipulation; (c) Freeport Stockholders’ rights with respect to the proposed Settlement and Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses; and (d) the hearing that the Court will hold on April 7, 2015, at 2:00 p.m., at the Court of Chancery of the State of Delaware, Kent County Courthouse, 38 The Green, Dover, DE 19901, at which the Court will, among other things: (i) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Freeport and its stockholders; (ii) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Plaintiffs, Freeport and Freeport’s stockholders, and should be approved by the Court; (iii) determine whether to enter the Judgment (defined in paragraph 30 below) pursuant to the Stipulation; (iv) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses should be approved; (v) hear and consider any objections to the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; and (vi) consider any such other matters as the Court deems appropriate.

________________________________

1
All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings provided in the Stipulation and Agreement of Settlement, Compromise and Release dated January 12, 2015 (the “Stipulation”) entered into between and among (a) plaintiffs Dauphin County Employee Retirement Fund; State-Boston Retirement System; Amalgamated Bank as Trustee for the LongView LargeCap 500 Index Fund, LongView LargeCap 500 Index VEBA Fund, LongView Quantitative LargeCap Fund and LongView Quantitative LargeCap VEBA Fund; and City of Roseville Employees’ Retirement System (collectively, “Plaintiffs”); and (b) individual defendants James R. Moffett, Richard C. Adkerson, Gerald J. Ford, Robert Addison Day, the estate of B.M. Rankin, Jr., H. Devon Graham, Jr., Robert J. Allison, Jr., Charles C. Krulak, Bobby Lee Lackey, Jon C. Madonna, Dustan E. McCoy, Stephen H. Siegele, Kathleen L. Quirk and James C. Flores (collectively, the “Settling Defendants,” and with Plaintiffs, each a “Party” and, collectively, the “Parties”). A copy of the Stipulation is available for review at the following websites: http://classaction.kccllc.net/FreeportMcMoranDerivativeLitigation; http://www.chimicles.com/freeport-mcmoran-copper-gold-inc; http://www.blbglaw.com/freeportsett; http://www.gelaw.com/freeport; and http://www.labaton.com/en/cases/Freeport-McMoRan-Copper-Gold-Inc.cfm; and http://www.bernlieb.com/freeportsettlement.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING DESCRIPTION OF THIS CASE HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT.

2.
Between December 14, 2012 and March 5, 2013, the following eleven derivative complaints (the “Delaware Actions”) were filed in the Court, alleging claims on behalf of Freeport against the Settling Defendants: Jacksonville Police & Fire Pension Fund v. James R. Moffett, et al., C.A. No. 8110-VCN; Sklar v. James R. Moffett, et al., C.A. No. 8126-VCN; Gaines v. Richard C. Adkerson, et al., C.A. No. 8139-VCN; Rosenzweig v. Richard C. Adkerson, et al., C.A. No. 8140-VCN; Lang v. James R. Moffett, et al., C.A. No. 8142-VCN; Dauphin Cnty. Emp. Ret. Fund v. James R. Moffett, et al., C.A. No. 8145-VCN; Newman v. James R. Moffett, et al., C.A. No. 8156-VCN; State-Boston Ret. Sys. v. James R. Moffett, et al., C.A. No. 8206-VCN; Inter-Local Pension Fund of the Graphic Commc’ns Conference of the Int’l Bhd. of Teamsters v. James R. Moffett, et al., C.A. No. 8207-VCN; United Wire Metal & Mach. Pension Fund v. James R. Moffett, et al., C.A. No. 8208-VCN; and Stephen Blau MD Money Purchase Pension Plan Trust v. Moffett, et al., C.A. No. 8384-VCN (the “Blau Action”).

3.
Between December 14, 2014 and January 16, 2014, three derivative complaints (the “Arizona Actions”) were filed in the Superior Court of the State of Arizona, Maricopa County: Liberatore v. James R. Moffett, et al., CV2012-018351; Teich, et al. v. James R. Moffett, et al., CV2012-018403; and Harris v. Richard C. Adkerson, et al., CV2013-004163. The Arizona Actions, together with the Delaware Actions, are referred to as the “Related Actions.”

4.
Each of the Related Actions alleged that the Settling Defendants breached their fiduciary duties to Freeport and its stockholders by approving Freeport’s acquisitions of McMoRan Exploration Co. (“MMR”), which was announced December 5, 2012 and closed June 3, 2013, and Plains Exploration & Production Co. (“Plains”), which was announced December 5, 2012 and closed May 31, 2013 (together, the “Transactions”).

5.	On January 8, 2013, plaintiff Dauphin County Employee Retirement Fund, C.A. No. 8145-VCN, filed a Verified Amended Derivative Action Complaint and moved to expedite.

6.
On January 25, 2013, the Court consolidated the Delaware Actions, with the exception of the Blau Action, and appointed Dauphin County Employees Retirement Fund, Jacksonville Police and Fire Pension Fund, and State-Boston Retirement System as co-lead plaintiffs, and appointed the law firms of Chimicles & Tikellis LLP, Bernstein Liebhard LLP and Labaton Sucharow LLP as Plaintiffs’ co-lead counsel.

7.
On February 20, 2013 the Court entered a Stipulation and Order Governing Expert Discovery and a Stipulation and Order Governing the Production and Exchange of Confidential and Highly Confidential Documents.

8.
On February 22, 2013, the Court entered the Stipulation and Order Regarding Expedited Proceedings, which Order contemplated expedited discovery and applications for injunctive relief, and was later amended on March 21, 2013.

9.	On March 1, 2013, plaintiffs in the Arizona Actions moved to intervene in the Delaware Actions, and on March 18, 2013, the Court granted the motion.

10.
In accordance with the Stipulation and Order Regarding Expedited Proceedings, the Parties engaged in extensive expedited fact discovery. Plaintiffs reviewed thousands of documents produced by the Settling Defendants, Freeport and certain third parties. Plaintiffs also deposed eleven individuals (some for multiple days), including several of the Settling Defendants and representatives of the advisors to Freeport’s special committee, RPS Group Plc and Credit Suisse Securities (USA) LLC (“Credit Suisse”).

11.	In a letter dated March 21, 2013, Plaintiffs informed the Court that they were no longer seeking preliminary injunctive relief.

12.
On April 22, 2013, the Court entered an amended consolidation order that added Amalgamated Bank as Trustee for the LongView LargeCap 500 Index Fund, LongView LargeCap 500 Index VEBA Fund, LongView Quantitative LargeCap Fund and LongView Quantitative LargeCap VEBA Fund; and City of Roseville Employees’ Retirement System as additional co-lead plaintiffs, and added Grant & Eisenhofer P.A. and Bernstein Litowitz Berger & Grossmann LLP as additional Plaintiffs’ co-lead counsel (together with Chimicles & Tikellis LLP, Bernstein Liebhard LLP and Labaton Sucharow LLP, “Plaintiffs’ Counsel”).

13.	On July 19, 2013, Plaintiffs filed a verified second amended consolidated derivative complaint (the “Second Amended Complaint”).

14.	On September 12, 2013, defendant James C. Flores moved to dismiss the Second Amended Complaint.

15.	On October 10, 2013, the remainder of the Settling Defendants and Freeport moved to dismiss the Second Amended Complaint.

16.	On March 12, 2014, oral argument was held on the motions to dismiss.

17.	By Order dated April 4, 2014, the Court consolidated the Blau Action into this Action.

18.	The Parties continued to conduct discovery after the oral argument, including discovery from Credit Suisse.

19.	Since the spring of 2014, counsel for Plaintiffs and the Settling Defendants have engaged in arm’s-length discussions and negotiations regarding a potential resolution of the Action.

20.
On May 23, 2014, counsel for Plaintiffs and the Settling Defendants and certain of the insurance carriers that provide coverage applicable to the claims against the Settling Defendants asserted in the Action participated in a mediation session in New York, New York with the Honorable Layn R. Phillips, regarding a potential resolution of the Action.

21.
Thereafter, counsel for Plaintiffs, the Settling Defendants and certain of the insurance carriers continued to engage in arm’s-length settlement discussions and participated in additional mediation sessions with Judge Phillips on August 4, 2014 and September 12, 2014 in Newport Beach, California, and on November 5, 2014 in New York, New York.

22.
On November 5, 2014, Plaintiffs and the Settling Defendants reached an agreement in principle to settle all claims against the Settling Defendants, which led to the execution of a term sheet. On January 12, 2015, the Parties entered into the formal Stipulation setting forth the terms of the Settlement.

23.
Plaintiffs have indicated a desire to pursue claims derivatively on behalf of Freeport against Credit Suisse arising from allegations of Credit Suisse’s bad faith, gross negligence, willful misconduct or fraud, as those terms are used in the Engagement Letter between Freeport and Credit Suisse dated September 20, 2012, in connection with its engagement to act as lead financial advisor to the Special Committee of the Freeport Board with respect to Freeport’s decision to acquire and acquisition of MMR and Plains.

24.
In connection with settlement discussions and negotiations leading to the proposed Settlement, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses until all other matters had been agreed upon.

25.
On January 22, 2015, the Court entered the Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Freeport Stockholders and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

26.	As consideration for the Settlement:

(a)
$115 million in cash (the “Escrow Amount”) shall be paid on behalf of the Settling Defendants to Freeport by the Company’s D&O Carriers. The Settling Defendants will cause the Escrow Amount to be deposited into an interest-bearing escrow account controlled by an agreed upon representative of Plaintiffs and of the Settling Defendants (the “Escrow Account”) by no later than February 6, 2015. If the Settlement is approved by the Court, upon the Effective Date of the Settlement, the Escrow Amount, together with any and all interest thereon, will be paid to Freeport from the Escrow Account.

(b)
If the Settlement is approved by the Court and the Effective Date occurs, an aggregate amount of $137.5 million, less Plaintiffs’ Counsel’s attorneys’ fees and litigation expenses as awarded by the Court, will be distributed to Freeport stockholders as a special dividend to be declared by the Freeport Board (the “Special Dividend”). The Special Dividend will consist of the $115 million Escrow Amount (including accrued interest thereon) plus an additional $22.5 million to be funded by Freeport, less Plaintiffs’ Counsel’s attorneys’ fees and litigation expenses as awarded by the Court. The Special Dividend will be made at the time of the issuance of Freeport’s next regularly scheduled quarterly dividend announced after (but in no event, to the extent that at the time there is no scheduled or contemplated quarterly dividend payment, more than three (3) months after) the Escrow Amount is paid to Freeport and the attorneys’ fee and expense award is paid to Plaintiffs’ Counsel and such fee and expense award has become Final.

(c)
The Freeport Board has resolved to adopt the Corporate Governance Enhancements set forth in Exhibit A to the Stipulation and maintain such enhancements for a period of at least three (3) years from the date of adoption. The Corporate Governance Enhancements are available for review at the following websites: http://classaction.kccllc.net/FreeportMcMoranDerivativeLitigation; http://www.chimicles.com/freeport-mcmoran-copper-gold-inc; http://www.blbglaw.com/freeportsett; http://www.gelaw.com/freeport; and http://www.labaton.com/en/cases/Freeport-McMoRan-Copper-Gold-Inc.cfm; and http://www.bernlieb.com/freeportsettlement.

Please note: There is no claim form for Freeport stockholders to submit in connection with this Settlement. If the Settlement is approved and the Effective Date occurs, the Special Dividend will be distributed to stockholders that own shares of Freeport common stock as of the dividend “record date”. The “record date” will be set by the Company at a future time, and as of the date of this Notice it is not possible to determine what the exact “record date” will be.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

27.
Plaintiffs and Plaintiffs’ Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Although Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted have merit, the Court could have adopted the Settling Defendants’ view of the applicable legal standard or of the underlying evidence, and could enter judgment for the Settling Defendants, either dismissing the Action prior to trial or after trial. Plaintiffs and Plaintiffs’ Counsel also considered the expense and length of continued proceedings necessary to pursue their claims against the Settling Defendants through trial, as well as the uncertainty of appeals.

28.
In light of the substantial monetary recovery and the corporate governance enhancements included in the Settlement, and on the basis of information available to them, including publicly available information and formal discovery, Plaintiffs and Plaintiffs’ Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Freeport and Freeport’s stockholders. The Settlement provides substantial immediate benefits to Freeport and its stockholders without the risk that continued litigation could result in obtaining similar or lesser relief for Freeport and its stockholders after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

29.
The Settling Defendants have vigorously denied, and continue to vigorously deny, all allegations of wrongdoing, fault, liability or cognizable damage to Freeport or its stockholders, deny that they committed any violation of law, deny that the Transactions were in any way unfair to Freeport or its stockholders, believe that they acted properly at all times, believe that the Action has no merit and maintain that they have committed no breach of duty whatsoever in connection with the Transactions. The Settling Defendants have entered into the Stipulation solely because they consider it desirable that the claims against them in the Action be settled and dismissed with prejudice as between the Parties in order to, among other things, (i) avoid the substantial expense, inconvenience and distraction of continued litigation, and (ii) avoid any possibility of a finding of liability, however remote, and finally put to rest the claims asserted against the Settling Defendants in the Action.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

30.
If the Settlement is approved, the Court will enter a final order and judgment (the “Judgment”). Pursuant to the Judgment, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following releases will occur:

Release of Claims by Plaintiffs and Freeport: Plaintiffs and each and every Freeport Stockholder, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such only, derivatively on behalf of Freeport, and Freeport directly, by operation of the Stipulation and the Judgment and to the fullest extent allowed by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties (defined below) from any and all of the Released Plaintiffs’ Claims (defined below), and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties.
“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that Plaintiffs asserted against the Released Defendant Parties in the complaints filed in the Action, or that Freeport could have asserted directly, or that Plaintiffs or any other Freeport Stockholder could have asserted derivatively on behalf of Freeport against the Released Defendant Parties, in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other rule of law, based upon, arising out of, relating to, or concerning (which phrases are intended to be construed as broadly as permitted under applicable Delaware law as to the scope of releases provided in consideration for settlement of derivative claims): (i) Freeport’s decision to acquire and acquisition of MMR, which transaction was announced December 5, 2012 and closed June 3, 2013, (ii) Freeport’s decision to acquire and acquisition of Plains, which transaction was announced December 5, 2012 and closed May 31, 2013, or (iii) the actions, inactions, conduct, deliberations, discussion, decisions, votes or any other conduct of any kind of the Freeport officers or directors relating to the Transactions or the Freeport Board’s approval of the Transactions, but excluding (a) any claims Freeport may have against Credit Suisse arising from Credit Suisse’s bad faith, gross negligence, willful misconduct or fraud, as those terms are used in the Engagement Letter between Freeport and Credit Suisse dated September 20, 2012, in connection with its engagement to act as lead financial advisor to the Special Committee of the Freeport Board with respect to Freeport’s decision to acquire and acquisition of MMR and Plains, and (b) any claims relating to the enforcement of the Settlement. For the avoidance of doubt, Released Plaintiffs’ Claims do not include any direct claims belonging to Freeport Stockholders, and such claims are not released by the Settlement.

“Released Defendant Parties” means (i) the Settling Defendants; (ii) all past and present officers and directors of Freeport, and any other of their or Freeport’s respective agents, representatives, estates, insurers, reinsurers, and advisors; and (iii) for each and all of the foregoing Persons (but only to the extent such Persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates; provided, however, that Released Defendant Parties shall not mean and does not include Credit Suisse with respect to any claims against Credit Suisse not included in the definition of Released Plaintiffs’ Claims.
Release of Claims by the Settling Defendants: The Settling Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, by operation of the Stipulation and the Judgment and to the fullest extent allowed by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties (defined below) from any and all of the Released Defendants’ Claims (defined below, and together with the Released Plaintiffs’ Claims, the “Released Claims”), and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiff Parties.
“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), arising out of or relating to the commencement, prosecution, or settlement of the Action, but excluding any claims relating to the enforcement of the Settlement.
“Released Plaintiff Parties” means Plaintiffs, their respective counsel (including all Plaintiffs’ Counsel), and their past and present officers and directors, and all agents, representatives, estates, insurers, reinsurers, and advisors of any of the foregoing.
“Unknown Claims” means any Released Claims that a Person granting a Release under the Stipulation does not know or suspect exist in his, her or its favor at the time of the Release, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiffs and the Settling Defendants shall have expressly waived, and Freeport and each of the other Freeport Stockholders shall be deemed to have, and by operation of the Judgment by the Court shall have, waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable or equivalent to California Civil Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Plaintiffs and the Settling Defendants acknowledge, and Freeport and all other Freeport Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, the Settling Defendants, Freeport and all other Freeport Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs and the Settling Defendants acknowledge, and Freeport and all other Freeport Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.

31.
Pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed. By order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs and all other Freeport Stockholders are barred and enjoined from commencing, instituting or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

32.
Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiffs’ Counsel been reimbursed for their litigation expenses. Plaintiffs’ Counsel invested their own resources pursuing the Action on a contingency basis, meaning they would only be compensated for their time and recover their expenses if they created a benefit for Freeport and Freeport’s stockholders through the Action. In light of the risks undertaken in pursuing the Action on a contingency basis and the benefits created for Freeport and Freeport’s stockholders through the Settlement and the prosecution of the Action, Plaintiffs’ Counsel intend to apply to the Court for an award of attorneys’ fees and reimbursement of litigation expenses.

33.
Before final approval of the Settlement, Plaintiffs’ Counsel will apply to the Court for an award of attorneys’ fees in the amount of $28,750,000 and litigation expenses not to exceed $1,000,000, each to be paid from (and out of) the Escrow Amount. The Settling Defendants may oppose the amount of any such application Plaintiffs’ Counsel may make, but Settling Defendants acknowledge that under existing law Plaintiffs’ Counsel have a claim for reasonable attorneys’ fees, and reimbursement of reasonable and necessary expenses incurred by Plaintiffs’ Counsel, for their efforts in prosecuting the Action and in achieving the Settlement. The Court will determine the amount of any award of attorneys’ fees and litigation expenses. Freeport stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

34.
The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable John W. Noble, Vice Chancellor, on April 7, 2015, at 2:00 p.m., at the Court of Chancery of the State of Delaware, Kent County Courthouse, 38 The Green, Dover, DE 19901. At the Settlement Hearing, the Court will, among other things: (a) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Freeport and its stockholders; (b) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Plaintiffs, Freeport and Freeport’s stockholders, and should be approved by the Court; (c) determine whether the Judgment (as defined in paragraph 30 above), should be entered dismissing the Action with prejudice against the Settling Defendants pursuant to the Stipulation; (d) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses should be approved; (e) hear and consider any objections to the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; and (f) consider any such other matters as the Court deems appropriate.

35.
Any person or entity who or which held Freeport common stock as of January 15, 2015 and continues to own such stock through April 7, 2015, the date of the Settlement Hearing, may object to the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below on or before March 23, 2015. Objections and all supporting papers must also be served on representative counsel for Plaintiffs and the Settling Defendants (by hand or overnight delivery) at the addresses set forth below so that the papers are received on or before March 23, 2015.

Register in Chancery	Representative Counsel for Plaintiffs	Representative Counsel for the Settling Defendants
Register in Chancery Kent County Courthouse 38 The Green Dover, DE 19901	Michael J. Barry Grant & Eisenhofer P.A. 123 Justison Street Wilmington, DE 19801	William M. Lafferty Morris Nichols Arsht & Tunnell LLP 1201 N. Market Street, 18th Floor Wilmington, DE 19801 M. Duncan Grant Pepper Hamilton LLP 1313 N. Market Street Suite 5100 Wilmington, DE 19899

36.
Any objections, filings and other submissions: (a) must state the name, address and telephone number of the objector and must be signed by the objector; (b) must contain a statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (c) must include documentation sufficient to prove that the objector held shares of Freeport common stock as of the close of business on January 15, 2015 and continues to hold such shares.

37.
You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

38.
If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on representative counsel for Plaintiffs and the Settling Defendants at the addresses set forth above so that it is received on or before March 23, 2015. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

39.
You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on representative counsel for Plaintiffs and the Settling Defendants at the addresses set forth in paragraph 35 above so that the notice is received on or before March 23, 2015.

40.
The Settlement Hearing may be adjourned by the Court without further written notice to Freeport Stockholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ Counsel.

41.
Unless the Court orders otherwise, any Freeport Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses, or any other matter related to the Settlement, in the Action or in any other action or proceeding. Freeport Stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

42.
This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Dover, Delaware. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on the following websites: http://classaction.kccllc.net/FreeportMcMoranDerivativeLitigation; http://www.chimicles.com/freeport-mcmoran-copper-gold-inc; http://www.blbglaw.com/freeportsett; http://www.gelaw.com/freeport; and http://www.labaton.com/en/cases/Freeport-McMoRan-Copper-Gold-Inc.cfm; and http://www.bernlieb.com/freeportsettlement. If you have questions regarding the Settlement, you may write or call the following representative for Plaintiffs’ Counsel: Michael J. Barry, Grant & Eisenhofer P.A., 123 Justison Street, Wilmington, DE 19801, (302) 622-7000.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

43.
If you are a brokerage firm, bank, or other person or entity who or which held shares of Freeport common stock as of the close of business on January 15, 2015 as a record holder for the beneficial interest of persons or organizations other than yourself, you must either: (a) within seven (7) calendar days of receipt of this Notice, request from Freeport through KCC Class Action Services (the “Notice Administrator”) sufficient copies of this Notice to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notices forward them to all such beneficial owners; or (b) within seven (7) calendar days of receipt of this Notice, provide a list of the names and addresses of all such beneficial owners to the Notice Administrator at: In re: Freeport-McMoRan Copper & Gold Inc. Derivative Litigation, c/o KCC Class Action Services, P.O. Box 40008, College Station, TX 77842-4008, FreeportMcMoRanDerivativeLitigation@kccllc.com. If you choose the second option, the Notice Administrator will send a copy of the Notice to the beneficial owners. Upon full compliance with these directions, such nominees may seek reimbursement of their reasonable expenses actually incurred, by providing the Notice Administrator with proper documentation supporting the expenses for which reimbursement is sought. Copies of this Notice may also be obtained from the website maintained by the Notice Administrator, http://classaction.kccllc.net/FreeportMcMoranDerivativeLitigation.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: January 30, 2015	BY ORDER OF THE COURT OF CHANCERY
OF THE STATE OF DELAWARE